Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274897

BLACKROCK TCP CAPITAL CORP.
BLACKROCK CAPITAL INVESTMENT CORPORATION
Supplement No. 1, dated March 6, 2024, to the
Proxy Statement/Prospectus, dated January 11, 2024

This supplement contains information that amends, supplements or modifies certain information contained in the prospectus of BlackRock TCP Capital Corp. (“TCPC”), dated January 11, 2024 (the “Prospectus”), and the definitive proxy statement of BlackRock Capital Investment Corporation (“BCIC”), dated January 11, 2024 (the “Proxy Statement” and, together with the Prospectus, the “Proxy Statement/Prospectus”). This supplement is part of, and should be read in conjunction with, the Proxy Statement/Prospectus. The Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by calling TCPC at (310) 566-1000 or by sending an email to TCPC at Investor.Relations@TCPCapital.com, or by contacting BCIC by calling BCIC at (212) 810-5800 or by sending an email to BCIC at nik.singhal@blackrock.com. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

INCORPORATION BY REFERENCE FOR TCPC

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	TCPC’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

INCORPORATION BY REFERENCE FOR BCIC

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	BCIC’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.